UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2007

DUKE REALTY CORPORATION

(Exact name of registrant specified in its charter)

Indiana	1-9044	35-1740409
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street Suite 100 Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.             Other Events.

On October 3, 2007, Duke Realty Corporation (the “Company”) completed the issuance and sale of 7,000,000 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) at a price of $33.26 per share. The Shares were registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration Statement No. 333-136173) (as the same may be amended and/or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).

The Company filed a prospectus supplement, dated September 27, 2007, with the Commission on October 1, 2007 pursuant to Rule 424(b)(5) of the Act, which relates to the offer and sale of the Shares and supplements the Company’s prospectus, dated August 3, 2007, contained in the Registration Statement.

Item 9.01.              Financial Statements and Other Exhibits

This Report is incorporated by reference into the Registration Statement, and, as such, the Company is incorporating by reference the exhibits to this Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Report, and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

Exhibit Number	Description

5.1	Legality opinion of Alston & Bird LLP.

8.1	Tax opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Part II of Form S-3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

	By:	/s/ Elizabeth C. Belden
		Name:	Elizabeth C. Belden
		Title:	Vice President, Legal and Assistant Secretary
Date: October 4, 2007